Exhibit 10.44

67 Wall Street, 22nd FL	Crescent Fund LLC
New York, NY 10005-3111 USA	Consulting Agreement
T: 212.509.3060 f: 866.304.7522

This Agreement made this March 10, 2007 by and between Crescent Fund, LLC, a Delaware Limited Liability Company, whose address is 67 Wall Street, 22nd Floor, New York, NY 10005, hereinafter referred to as “CRESCENT” or “Consultant” and Sweet Success Enterprises Inc., a Nevada corporation, its agents, successors or assigns, hereinafter referred to as “SWEET SUCCESS” OR “Client”, whose address is 1250 NE Loop 410, suite 630, San Antonio, TX 78209. Tel: 210.824.2496; Fax: 210.824.3398

Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain capital from third parties for business use, including equipment leasing, purchase order and/or contract financing, factoring and financing for land and buildings' utilizing various financing instruments and whereas Client desires to retain Consultant for the following purposes:

To attempt to arrange financing for the purpose of working capital as an intermediary.

For and in consideration of mutual benefits, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CRESCENT and SWEET SUCCESS, collectively “THE PARTIES”, hereby covenant and agree as follows:

1.	Services
a.
CRESCENT is hereby engaged by SWEET SUCCESS, to provide capital funding services (non-exclusive) including serving as an investment banking liaison, and acting as capital consultant for a six month period from the date hereof. CRESCENT shall contact institutional investors, arrange presentation of the Company, assist in restructuring SWEET SUCCESS'S business plan for presentation and arrange conferences with capital sources(the term).

b.
CRESCENT is engaged to provide capital structure, working capital, equipment financing, merger and acquisition, and reorganization consulting services to SWEET SUCCESS for purposes of attempting to capitalize the company for a six month period from the date hereof.

2.	Compensation
a.	SWEET SUCCESS hereby agrees to pay CRESCENT for the services set forth in Paragraph 1, the following items:

b.
Recognizing that CRESCENT has extensive sources of venture capital, coupled with brokerage industry contacts, SWEET SUCCESS hereby agrees to pay CRESCENT for the consulting services set forth in Paragraph 1 in the form of a success fee of seven percent (7%), inclusive of all fees, in cash of the amount of capital raised as a result of contacts by CRESCENT, and/or success fee of seven percent (7%), inclusive of all fees, in cash of the capitalized value, computed based on shares issued of any merger or acquisition. Such fees shall be due at closing of any transaction in which CRESCENT has acted as the introducing person.

c.	SWEET SUCCESS shall pay all out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to budget approval by SWEET SUCCESS prior to incurring the expense.

3.	Termination of Agreement
A.This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

a.	Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
b.	Upon the other party taking the benefit of any insolvency law;
c.	Upon the other party having or applying for a receiver appointed for either party; and/or written notice by one party to the other party.

4.	Notices
a.
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

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5.	Attorney Fees
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6.	Time is of the Essence
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder,

7.	Inurement
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and then-respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.	Entire Agreement
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9.	Amendments
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10.	Waivers
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.	Non-Waiver
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12.	Construction of Agreement
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.	Non-Circumvention Agreement
SWEET SUCCESS agrees, represents and warrants herby that it shall not circumvent CRESCENT with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by CRESCENT to SWEET SUCCESS pursuant to the terms with CRESCENT for the purpose of, without limitation, this Agreement and for a period of eighteen (18) months from the date of execution by THE PARTIES of this Agreement,

14.	Applicable Law
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15.	Counterparts
This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

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16.	Facsimile
A facsimile copy of this Agreement is acceptable.

17.	Acceptance of Agreement
Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this March 10, 2007 by and between:

CRESCENT FUND, LLC.		SWEET SUCCESS ENTERPRISES INC.
A Delaware Limited Liability Company		A Nevada corporation

By:	/s/ Janette Diller-Stone	By:	/s/ Bill Gallagher
	Janette Diller-Stone, President & CEO		Bill Gallagher, CEO
Date:	March 10, 2007	Date:	March 10, 2007

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